Exhibit 99.2

Arena Pharmaceuticals Announces Pricing of Public Offering of Common Stock

SAN DIEGO—(PRNewswire)—May 28, 2020 – Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today announced the pricing of an underwritten public offering of 5,500,000 shares of its common stock at a price to the public of $50.00 per share. All of the shares are being sold by Arena. The gross proceeds from the offering are expected to be $275.0 million, before deducting the underwriting discounts and commissions and offering expenses. The offering is expected to close on June 1, 2020, subject to customary closing conditions. In addition, Arena has granted the underwriters of the offering a 30-day option to purchase up to an additional 825,000 shares of its common stock at the public offering price, less the underwriting discounts and commissions.

BofA Securities, Citigroup and SVB Leerink are acting as the joint book-running managers for the offering. Credit Suisse and Cantor are also acting as book-running managers for the offering. JMP Securities and Needham & Company are acting as co-managers for the offering.

The shares of common stock described above are being offered by Arena pursuant to a shelf registration statement filed by Arena with the Securities and Exchange Commission (SEC) that became automatically effective on February 27, 2020. A preliminary prospectus supplement and accompanying prospectus related to the offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to the offering, when available, may be obtained from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; or from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or from SVB Leerink, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6218, or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Arena Pharmaceuticals

ARENA Pharmaceuticals is a team with a singular focus – deliver our important medicines to patients.

In a rapidly changing global market, we work with a sense of urgency every day to understand the needs of all our stakeholders, identify bold, sometimes disruptive, ideas to get our medicines to patients, and relentlessly execute until it’s done.

ARENA - Care more. Act differently.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Arena’s expectations with respect to the completion, timing and size of the proposed public offering. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Arena’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight

Arena Pharmaceuticals, Inc.

Director, Investor Relations

mknight@arenapharm.com

858.210.3635